UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2006

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-692 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
125 South Dakota Avenue Sioux Falls, South Dakota (Address of principal executive offices)		57104 (Zip Code)
(605) 978-2908 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On September 6, 2006, NorthWestern Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $150,000,000 aggregate principal amount of its 6.04% First Mortgage Bonds (the “Offered Securities”) due September 1, 2016 with Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers (together, the “Purchasers”). The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the descriptions of the terms of the Purchase Agreement and Offered Securities in this Item 1.01 are qualified in their entirety by reference to such exhibits.

The closing of the sale of the Offered Securities occurred on September 13, 2006. The Offered Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Offered Securities to the Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Purchasers then sold the Offered Securities to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act or non-U.S. persons pursuant to the exemption from registration provided by Regulation S under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Purchasers in the Purchase Agreement.

The Offered Securities will be issued in fully registered form, in denominations of $1,000 and integral multiples thereof, and will be available initially in book-entry form only.

The Offered Securities will pay interest semiannually in arrears at a rate of 6.04% per year. Interest is payable on March 1 and September 1 of each year, beginning on March 1, 2007. The Offered Securities mature on September 1, 2016.

The Offered Securities were issued under the Mortgage and Deed of Trust, dated as of October 1, 1945, of the Company, pursuant to the Twenty-sixth Supplemental Indenture, dated as of September 1, 2006, between the Company and The Bank of New York and Ming Ryan, as trustees (the “Trustees”) (the “Indenture”). The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the descriptions of the terms of the Indenture and Offered Securities in this Item 1.01 are qualified in their entirety by reference to such exhibits.

The Offered Securities will rank equally in right of payment with all current and future debt that is secured by the referenced first mortgage lien.

The Company may redeem some or all of the Offered Securities at any time at its option prior to maturity.

The Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Offered Securities, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the Trustees may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.

Holders of the Offered Securities are entitled to the benefits of a Registration Rights Agreement, dated September 13, 2006, among the Company and the Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission registering an exchange offer or the resale of the Offered Securities under the Securities Act. In the event the Company fails to satisfy such obligation, it may be required to pay additional interest. The Registration Rights Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

On September 14, 2006, the proceeds from this offering, along with cash on hand, was used by the Company to repay the entire $150,000,000 in principal amount of its 7.30% First Mortgage Bonds due 2006, which were due on December 1, 2006, and all related fees, expenses and premiums. Expenses related to this offering are estimated to be approximately $2,000,000 including the make-whole premium, underwriting fees, and legal and accounting expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an

Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01	Other Information.

On September 13, 2006, the Company issued a press release announcing the closing of the sale of the Offered Securities, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
4.1	Twenty-sixth Supplemental Indenture, dated September 1, 2006, among NorthWestern Corporation and The Bank of New York and Ming Ryan, as trustees.
10.1	Purchase Agreement, dated September 6, 2006 among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers.
10.2

Registration Rights Agreement, dated September 13, 2006 among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers.

99.1	NorthWestern Corporation Press Release, dated September 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	________________________________________
Thomas J. Knapp
Vice President, General Counsel and Corporate Secretary

Date: September 14, 2006

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
4.1*	Twenty-sixth Supplemental Indenture, dated September 1, 2006, among NorthWestern Corporation and The Bank of New York and Ming Ryan, as trustees.
10.1*	Purchase Agreement, dated September 6, 2006 among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers.
10.2*

Registration Rights Agreement, dated September 13, 2006 among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers.

99.1*	NorthWestern Corporation Press Release, dated September 13, 2006.

* filed herewith